EXHIBIT 23

                                 CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 1996 appearing on page 35 of the 1995 Annual Report to Shareholders of International Business Machines Corporation which is incorporated by reference in International Business Machines Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, as well as to our report on the Financial Statement Schedule, which appears on page 8 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our report dated June 17, 1996, included in the Annual Report on Form 11-K of the IBM Tax Deferred Savings Plan for the year ended December 31, 1995.

                                                /s/ PRICE WATERHOUSE LLP
                                                -------------------------
                                                PRICE WATERHOUSE LLP

New York, N.Y. July 29, 1996

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